    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1999


                           REGISTRATION NO. 333-02001
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------


                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   94-2579751
                     (I.R.S. Employer Identification Number)

                 9162 ETON AVENUE, CHATSWORTH, CALIFORNIA 91311
                                 (818) 709-1244
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                   of Registrant's Principal Executive Offices

                             DR. FRED H. DEINDOERFER
                    INTERNATIONAL REMOTE IMAGING SYTEMS, INC.
                                9162 ETON AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                                 (818) 709-1244
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                         It is requested that copies of
                           communications be sent to:

                           DANIEL G. CHRISTOPHER, ESQ.
                           GUTH ROTHMAN & CHRISTOPHER
                         10866 WILSHIRE BLVD., STE. 1250
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 474-8809



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not Applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to the undertaking contained in Item 17(a)(3) of the Registration Statement and Item 512(a)(3) of Regulation S-K, the Registrant hereby amends the Registration Statement to remove from registration all securities which remain unsold as of the date hereof. The number of such unsold shares is 106,806.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 3 to Form S-3 and has duly caused this Post Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 5, 1999.


                                 INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.


                                 By: /s/ Fred H. Deindoerfer
                                     ----------------------------------------
                                     Fred H. Deindoerfer
                                     Chairman of the Board, President and Member
                                     of the Office of the Chief Executive


         Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



Signature                                   Title                                             Date
---------                                   -----                                             ----
/s/ Fred H. Deindoerfer                     Chairman of the Board of Directors,               August 5, 1999
-----------------------------------         President and Member of the Office
Fred H. Deindoerfer                         of the Chief Executive


                                            Director and Member of the Office                 August 5, 1999
-----------------------------------         of the Chief Executive
John A. O'Malley*


/s/ Roland Jang                             Member of the Office of the
-----------------------------------         Chief Executive
Roland Jang                                                                                   August 5, 1999


/s/ Martin S. McDermut                      Vice President Finance and Administration,        August 5, 1999
-----------------------------------         Chief Financial Officer and Secretary
Martin S. McDermut


/s/ Donald E. Horacek                       Assistant Secretary, Controller, and              August 5, 1999
-----------------------------------         Principal Accounting Officer
Donald E. Horacek


                                            Director                                          August 5, 1999
-----------------------------------
Steven M. Besbeck*


Signature                                   Title                   Date
---------                                   -----                   ----
                                            Director                August 5, 1999
-----------------------------------
Thomas F. Kelley*


/s/ Richard G. Nadeau                       Director                August 5, 1999
-----------------------------------
Richard G. Nadeau


*By:  /s/ Fred H. Deindoerfer
         Attorney-in-Fact